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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                       (Date of earliest event reported):

                               September 11, 2000


                          GELTEX PHARMACEUTICALS, INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                         0-26872                         04-3136767
           --------                         -------                         ----------
(State or Other Jurisdiction       (Commission File Number)      (I.R.S. Employer Identification No.)
of Incorporation)
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                               153 SECOND AVENUE,
                          WALTHAM, MASSACHUSETTS 02451
              (Address of principal executive office and zip code)

               Registrant's telephone number, including area code:
                                 (781) 290-5888

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ITEM 5. OTHER EVENTS.

On September 11, 2000, the Registrant and Genzyme Corporation ("Genzyme") publicly disseminated a press release announcing that they had entered into an Agreement and Plan of Merger, dated as of September 11, 2000 (the "Merger
Agreement"), which sets forth the terms and conditions of the proposed merger
(the "Merger") pursuant to which the Registrant will become a wholly owned subsidiary of Genzyme.

Under the terms of the Merger Agreement, each outstanding share of GelTex Common
Stock, $0.01 par value per share, will be converted, at the option of the holder, into either (i) $47.50 in cash or (ii) 0.7272 (the "Exchange Ratio") of a share of Genzyme General Common Stock, $0.01 par value per share (the "Merger
Consideration"). Under the Merger Agreement, 50% of the shares of GelTex Common
Stock outstanding at the effective time of the Merger will be exchanged for Genzyme General Common Stock. The cash to be issued in the Merger is subject to proration to maintain the cash portion of the Merger Consideration at 50% in order to preserve the status of the Merger as a reorganization under the Internal Revenue Code. In addition, each option and warrant to purchase GelTex
Common Stock outstanding will be converted into an option to purchase the number of shares of Genzyme General Common Stock equal to the number of shares of GelTex Common Stock subject to such option or warrant multiplied by the Exchange
Ratio, and the associated exercise price will be adjusted accordingly.

Consummation of the Merger is subject to the adoption of the Agreement and Plan of Merger by the GelTex stockholders, the receipt of regulatory approvals and certain other customary closing conditions.

A copy of the Merger Agreement is included herein as Exhibit 2.1. The Merger
Agreement is incorporated by reference into this Item 5 and the foregoing description of such document is qualified in its entirety by reference to this exhibit.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (c)  Exhibits.

             2.1   Agreement and Plan of Merger, dated as of September 11, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               GELTEX PHARMACEUTICALS, INC.


                                               By: /s/ Mark Skaletsky
                                                  -----------------------------
                                                  Mark Skaletsky
                                                  President and Chief Executive
                                                  Officer

Date: September 14, 2000

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                                  EXHIBIT INDEX

Exhibit                                                              Sequential
Number           Description                                        Page Number
-------          -----------                                        -----------

2.1 Agreement and Plan of Merger, dated as of September 11, 2000. Pursuant to Item 601(b)(2) of Regulation S-K, disclosure schedules to this Agreement, as identified within the text of the Agreement, have been omitted. The Registrant hereby undertakes to furnish supplementally a copy of such schedules to the Commission upon request.